Exhibit 99.1

Press Release

For Immediate Release	Media Contact:	Hannah Burns 212-526-4064

	Investor Contact:	Shaun Butler 212-526-8381 Ed Grieb 212-526-0588

LEHMAN BROTHERS REPORTS RECORD NET REVENUES,

NET INCOME AND EARNINGS PER SHARE FOR FISCAL 2007

-Reports Net Income of $886 Million and Net Revenues of $4.4 Billion

for the Fourth Quarter of Fiscal 2007-

NEW YORK–  December 13, 2007 – Lehman Brothers Holdings Inc. (ticker symbol: LEH) today reported net income of $886 million, or $1.54 per common share (diluted), for the fourth quarter ended November 30, 2007, representing decreases of 12% and 10%, respectively, from net income of $1.0 billion, or $1.72 per common share (diluted), reported for the fourth quarter of fiscal 2006.  For the third quarter of fiscal 2007, net income was $887 million, or $1.54 per common share (diluted).

For the 2007 full fiscal year, net income and earnings per common share (diluted) increased 5% and 7%, respectively, to a record $4.2 billion and $7.26, respectively, compared to $4.0 billion and $6.81, respectively, in fiscal 2006.  The 2006 results include an after-tax gain of $47 million, or $0.08 per common share (diluted), from the cumulative effect of a change in accounting principle associated with the Firm’s adoption of SFAS 123R on December 1, 2005.

-more-

Full Year Business Highlights

•      Reported record net revenues, net income and earnings per common share (diluted) for the fourth consecutive year

•      Achieved record net revenues across all three business segments

•      Reported record non-U.S. net revenues, which accounted for 50% of overall Firm net revenues for the year, and a record 62% of Firmwide net revenues in the fourth quarter

•      Grew assets under management to a record $282 billion

•      Ranked #1 “Most Admired Securities Firm” by Fortune

•      Ranked #1 in both Equity and Fixed Income Research by Institutional Investor’s “All-America Research” polls for the fifth consecutive year; ranked #1 “Most Shareholder-Friendly Company,” Brokers and Asset Management category by Institutional Investor

Chairman and Chief Executive Officer Richard S. Fuld, Jr. said, “Despite what continues to be a difficult operating environment, the Firm’s results for the quarter highlight our ability to perform across market cycles and deliver value to our shareholders.  Our global franchise and brand have never been stronger, and our record results for the year reflect the continued diversified growth of our businesses.  As always, our people remain committed to managing risk and providing the best solutions to our clients.”

Net revenues (total revenues less interest expense) for the fourth quarter of fiscal 2007 were $4.4 billion, a decrease of 3% from $4.5 billion reported in the fourth quarter of fiscal 2006 and an increase of 2% from $4.3 billion reported in the third quarter of fiscal 2007.  Capital Markets net revenues decreased 10% to $2.7 billion in the fourth quarter of fiscal 2007 from $3.0 billion in the fourth quarter of fiscal 2006.  Fixed Income Capital Markets reported net revenues of $860 million, a decrease of 60% from $2.1 billion in the fourth quarter of fiscal 2006, due to the very challenging markets experienced during the period, although strong results from client activity were reported in the Foreign Exchange and Commodities businesses.  Fixed Income Capital Markets recorded negative valuation adjustments on trading assets, principally in the Firm’s Securitized Products and Real Estate businesses.  These valuation adjustments were offset, in part, by valuation gains on economic hedges and liabilities, as well as realized gains from the sale of certain leveraged loan positions, resulting in a net revenue reduction in Fixed Income

Capital Markets of approximately $830 million.  Equities Capital Markets reported record net revenues of $1.9 billion, more than double the $900 million reported in the fourth quarter of fiscal 2006.  This performance was driven by solid customer flow activities as well as gains from private equity and the Firm’s investment in GLG Partners.  These results represent the fourth straight quarter that Equities Capital Markets has surpassed $1 billion in net revenues.  Investment Banking reported net revenues of $831 million, a decrease of 3% from $858 million in the fourth quarter of fiscal 2006, driven by declines in debt and equity origination revenues, which decreased 38% and 6%, respectively, from the prior year’s period. Merger and acquisition advisory reported its second-highest net revenue quarter, an increase of 52% from the fourth quarter of fiscal 2006.  Investment Management reported record net revenues of $832 million in the fourth quarter of fiscal 2007, an increase of 30% from $640 million in the fourth quarter of fiscal 2006.  This performance was driven by record revenues in Asset Management and strong revenues in Private Investment Management.  Assets under management grew to a record $282 billion.

For the full 2007 fiscal year, net revenues increased 10% to a record $19.3 billion, from $17.6 billion for fiscal 2006, with record net revenues in each business segment. For fiscal 2007, non-U.S. revenues grew 49% to a record $9.6 billion, representing 50% of Firmwide net revenues.

Non-interest expenses for the fourth quarter of fiscal 2007 were $3.2 billion, compared to $3.0 billion in the fourth quarter of fiscal 2006 and $3.1 billion in the third quarter of fiscal 2007.  Compensation and benefits as a percentage of net revenues was 49.3% during the fourth quarter of fiscal 2007, consistent with both the fourth quarter of fiscal 2006 and the third quarter of fiscal 2007.  For the full 2007 fiscal year, compensation and benefits as a percentage of net revenues remained at 49.3% compared to fiscal 2006.  Non-personnel expenses in the fourth quarter of fiscal 2007 were $996 million, compared with $979 million in the third quarter of fiscal 2007 and $809 million in the fourth quarter of fiscal 2006, reflecting continued investments in growing the franchise.  Non-personnel expenses for the full year of fiscal 2007 were $3.8 billion, compared with $3.0 billion in fiscal 2006.

The Firm’s pre-tax margin was 28.0% for the fourth quarter of fiscal 2007 and 31.2% for the full 2007 fiscal year, compared to 32.8% for the fourth quarter of fiscal 2006 and 33.6% for the full

2006 fiscal year.  Return on average common equity was 16.6% for the fourth quarter of fiscal 2007, compared with 22.3% for the fourth quarter of fiscal 2006.  For the full 2007 fiscal year, return on average common equity was 20.8%, compared with 23.4% for fiscal 2006.  Return on average tangible common equity was 20.6% for the fourth quarter of fiscal 2007, compared with 27.6% for the fourth quarter of fiscal 2006.  For the full 2007 fiscal year, return on average tangible common equity was 25.7%, compared with 29.1% for fiscal 2006.

As of November 30, 2007, Lehman Brothers’ total stockholders’ equity was $22.5 billion, and total long-term capital (stockholders’ equity and long-term borrowings, excluding any borrowings with remaining maturities of less than twelve months) was approximately $145.7 billion.  Book value per common share was $39.45.

Lehman Brothers (ticker symbol: LEH), an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high net worth individuals worldwide.  Founded in 1850, Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private investment management, asset management and private equity.  The Firm is headquartered in New York, with regional headquarters in London and Tokyo, and operates in a network of offices around the world.  For further information about Lehman Brothers’ services, products and recruitment opportunities, visit the Firm’s Web site at www.lehman.com.  Lehman Brothers Inc. is a member of SIPC.

Conference Call

A conference call, to discuss the Firm’s financial results and outlook, will be held today at 10:00 a.m. ET.  The call will be open to the public. Members of the public who would like to access the conference call should dial, from the U.S., 888-323-4182 or, from outside the U.S., 517-623-4500 at least ten minutes prior to the start of the conference call.  The pass code for all callers is LEHMAN.  The conference call will also be accessible through the “Shareholders” section of the Firm’s Web site under the subcategory “Webcasts.”  For those unable to listen to the live broadcast, a replay will be available on the Firm’s Web site or by dialing 800-685-0230 (domestic) or 203-369-3628

(international).  The replay will be available approximately one hour after the event and will remain available on the Lehman Brothers Web site and by phone until 11:59 p.m. ET on January 13, 2008.

Please direct any questions regarding the conference call to Shaun Butler at 212-526-8381, sbutler@lehman.com, Ed Grieb at 212-526-0588, egrieb@lehman.com, or Elizabeth Besen at 212-526-2733, ebesen@lehman.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements.  These statements are not historical facts, but instead represent only the Firm’s expectations, estimates and projections regarding future events.  These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment, investor sentiment, liquidity and credit ratings, credit exposures, operational risks and legal and regulatory matters.  The Firm’s actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements and, accordingly, readers are cautioned not to place undue reliance on such statements.  The Firm undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  For more information concerning the risks and other factors that could affect the Firm’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Firm’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

# # #

LEHMAN BROTHERS HOLDINGS INC.

SELECTED STATISTICAL INFORMATION

(Preliminary and Unaudited)

(Dollars in millions, except share data)

	At or for the Year Ended		At or for the Quarter Ended
			Nov 30,		Aug 31,		May 31,		Feb 28,		Nov 30,
	2007	2006	2007		2007		2007		2007		2006
Income Statement
Net Revenues	$19,257	$17,583	$4,390		$4,308		$5,512		$5,047		$4,533
Non-Interest Expenses:
Compensation and Benefits	9,494	8,669	2,164		2,124		2,718		2,488		2,235
Non-personnel Expenses	3,750	3,009	996		979		915		860		809
Income Before Cumulative Effect of Accounting Change	4,192	3,960	886		887		1,273		1,146		1,004
Cumulative Effect of Accounting Change	—	47	—		—		—		—		—
Net Income	4,192	4,007	886		887		1,273		1,146		1,004
Net Income Applicable to Common Stock	4,125	3,941	870		870		1,256		1,129		987

Earnings per Basic Common Share: (a)
Before Cumulative Effect of Accounting Change	$7.63	$7.17	$1.60		$1.61		$2.33		$2.09		$1.83
Cumulative Effect of Accounting Change	—	0.09	—		—		—		—		—
Earnings per Basic Common Share	$7.63	$7.26	$1.60		$1.61		$2.33		$2.09		$1.83

Earnings per Diluted Common Share: (a)
Before Cumulative Effect of Accounting Change	$7.26	$6.73	$1.54		$1.54		$2.21		$1.96		$1.72
Cumulative Effect of Accounting Change	—	0.08	—		—		—		—		—
Earnings per Diluted Common Share	$7.26	$6.81	$1.54		$1.54		$2.21		$1.96		$1.72

Financial Ratios (%)
Return on Average Common Stockholders’ Equity (annualized) (b)	20.8%	23.4%	16.6%		17.1%		25.8%		24.4%		22.3%
Return on Average Tangible Common Stockholders’ Equity (annualized) (c)	25.7%	29.1%	20.6%		21.1%		31.6%		29.9%		27.6%
Pre-tax Margin	31.2%	33.6%	28.0%		28.0%		34.1%		33.7%		32.8%
Compensation and Benefits/Net Revenues	49.3%	49.3%	49.3%		49.3%		49.3%		49.3%		49.3%
Effective Tax Rate	30.3%	32.9%	27.9%		26.4%		32.3%		32.5%		32.5%

Financial Condition
Total Assets			$691,000		$659,216		$605,861		$562,283		$503,545
Net Assets (d) (j)			372,873		357,102		337,667		300,797		268,936
Common Stockholders’ Equity (e)			21,399		20,638		20,034		18,910		18,096
Total Stockholders’ Equity (e)			22,494		21,733		21,129		20,005		19,191
Total Stockholders’ Equity Plus Junior Subordinated Notes (f)			27,471		26,647		25,650		23,018		21,929
Tangible Equity Capital (f)			23,107		22,164		21,881		19,487		18,567
Total Long-Term Capital (g)			145,739		142,064		121,948		110,780		100,369
Book Value per Common Share (h)			39.45		38.29		37.15		35.15		33.87
Leverage Ratio (i)			30.7	x	30.3	x	28.7	x	28.1	x	26.2	x
Net Leverage Ratio (j)			16.1	x	16.1	x	15.4	x	15.4	x	14.5	x

Other Data (#s)
Employees (k)			28,556		28,783		28,323		27,090		25,936
Assets Under Management (in billions)			$282		$275		$263		$236		$225
Common Stock Outstanding (in millions)			531.9		529.4		530.2		534.9		533.4
Weighted Average Shares (in millions):
Basic	540.6	543.0	542.6		540.4		538.2		540.9		539.2
Diluted	568.3	578.4	563.7		565.8		568.1		575.4		573.1

See Footnotes to Selected Statistical Information on page 7.

LEHMAN BROTHERS HOLDINGS INC.

FOOTNOTES TO SELECTED STATISTICAL INFORMATION

(Preliminary and Unaudited)

(a)	Earnings per share amounts for the year ended November 30, 2006 have been restated to reflect the two-for-one stock split on April 28, 2006.
(b)

Return on average common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average common stockholders’ equity. See the reconciliation on page 11.

(c)

Return on average tangible common stockholders’ equity is computed by dividing annualized net income applicable to common stock for the period by average tangible common stockholders’ equity. Average tangible common stockholders’ equity equals average common stockholders’ equity less average identifiable intangible assets and goodwill. See the reconciliation on page 11. Management believes tangible common stockholders’ equity is a meaningful measure because it reflects the common stockholders’ equity deployed in our businesses.

(d)

We calculate net assets by excluding from total assets: (i) cash and securities segregated and on deposit for regulatory and other purposes; (ii) collateralized lending agreements; and (iii) identifiable intangible assets and goodwill. See reconciliation on page 13. Net assets as presented are not necessarily comparable to similarly-titled measures provided by other companies in the securities industry because of different methods of presentation.

(e)

Effective December 1, 2006, we adopted both Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements, and SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. The aggregate impact to opening retained earnings from the adoption of these standards was an after-tax increase of approximately $67 million (approximately $113 million pre-tax).

(f)

We calculate tangible equity capital by including stockholders’ equity and junior subordinated notes and excluding identifiable intangible assets and goodwill. These measures may not be comparable to similarly-titled calculations by other companies as a result of different calculation methodologies. Our definition for tangible equity capital limits the amount of junior subordinated notes and preferred stock included in the calculation to 25% of tangible equity capital. The amounts excluded were approximately $237 million, $375 million and $117 million in the fourth, third and second quarters of 2007, respectively; no amounts were excluded in prior periods. We believe tangible equity capital to be a more meaningful measure of our equity base as it includes stockholders’ equity and junior subordinated notes (which we consider to be equity-like instruments due to their subordinated and long-term nature) and excludes identifiable intangible assets and goodwill (which we do not consider available to support our remaining net assets). See the reconciliation on page 13.

(g)

Total long-term capital includes long-term borrowings (excluding any borrowings with remaining maturities within one year of the financial statement date) and total stockholders’ equity. We believe total long-term capital is useful to investors as a measure of our financial strength.

(h)	The book value per common share calculation includes amortized restricted stock units granted under employee stock award programs, which have been included in total stockholders’ equity.
(i)	Leverage ratio is defined as total assets divided by total stockholders’ equity.
(j)

Net leverage ratio is defined as net assets (see note (d) above) divided by tangible equity capital (see note (f) above). We believe net leverage based on net assets to be a more useful measure of leverage, because it excludes certain low-risk, non-inventory assets and utilizes tangible equity capital as a measure of our equity base. Net leverage as presented is not necessarily comparable to similarly-titled measures provided by other companies in the securities industry because of different methods of presentation.

(k)

Headcount at August 31, 2007 reflects reductions related to the restructuring of the Firm’s global residential mortgage origination business announced during the quarter, including the closure of BNC Mortgage LLC.

LEHMAN BROTHERS HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

(Preliminary and Unaudited)

(In millions, except per share data)

	Quarter Ended			% Change from
	Nov 30, 2007	Aug 31, 2007	Nov 30, 2006	Aug 31, 2007	Nov 30, 2006

Revenues:
Principal transactions	$1,698	$1,612	$2,504
Investment banking	831	1,071	858
Commissions	688	674	521
Interest and dividends	11,136	10,910	8,898
Asset management and other	459	472	379
Total revenues	14,812	14,739	13,160
Interest expense	10,422	10,431	8,627
Net revenues	4,390	4,308	4,533	2%	(3)%

Non-interest expenses:
Compensation and benefits	2,164	2,124	2,235
Technology and communications	311	282	261
Brokerage, clearance and distribution fees	240	224	167
Occupancy	173	170	131
Professional fees	120	128	118
Business development	103	91	90
Other (a)	49	84	42
Total non-interest expenses	3,160	3,103	3,044	2%	4%
Income before provision for income taxes	1,230	1,205	1,489
Provision for income taxes	344	318	485
Net income	$886	$887	$1,004	—	(12)%
Net income applicable to common stock	$870	$870	$987	—	(12)%

Earnings per common share:
Basic	$1.60	$1.61	$1.83	(1)%	(13)%
Diluted	$1.54	$1.54	$1.72	—	(10)%

(a)   For the quarters ended November 30, 2007 and August 31, 2007, respectively, approximately $18 million and $44 million, respectively, of costs associated with the restructuring of the Firm’s global residential mortgage origination business have been included in other expenses.

LEHMAN BROTHERS HOLDINGS INC.

CONSOLIDATED STATEMENT OF INCOME

(Preliminary and Unaudited)

(In millions, except per share data)

	Year Ended Nov 30,		% Change from
	2007	2006	Nov 30, 2006

Revenues:
Principal transactions	$9,119	$9,802
Investment banking	3,903	3,160
Commissions	2,471	2,050
Interest and dividends	41,693	30,284
Asset management and other	1,739	1,413
Total revenues	58,925	46,709
Interest expense	39,668	29,126
Net revenues	19,257	17,583	10%

Non-interest expenses:
Compensation and benefits	9,494	8,669
Technology and communications	1,145	974
Brokerage, clearance and distribution fees	859	629
Occupancy	641	539
Professional fees	466	364
Business development	378	301
Other (a)	261	202
Total non-interest expenses	13,244	11,678	13%
Income before taxes and cumulative effect of accounting change	6,013	5,905
Provision for income taxes	1,821	1,945
Income before cumulative effect of accounting change	4,192	3,960
Cumulative effect of accounting change	—	47
Net income	$4,192	$4,007	5%
Net income applicable to common stock	$4,125	$3,941	5%

Earnings per basic common share:
Before cumulative effect of accounting change	$7.63	$7.17
Cumulative effect of accounting change	—	0.09
Earnings per basic common share	$7.63	$7.26	5%

Earnings per diluted common share:
Before cumulative effect of accounting change	$7.26	$6.73
Cumulative effect of accounting change	—	0.08
Earnings per diluted common share	$7.26	$6.81	7%

(a)     For the year ended November 30, 2007, approximately $62 million of costs associated with the restructuring of the Firm’s global residential mortgage origination business has been included in other expenses.

LEHMAN BROTHERS HOLDINGS INC.

SEGMENT NET REVENUE INFORMATION

(Preliminary and Unaudited)

(In millions)

	Quarter Ended			% Change from
	Nov 30, 2007	Aug 31, 2007	Nov 30, 2006	Aug 31, 2007	Nov 30, 2006

Capital Markets:
Fixed Income	$860	$1,063	$2,135
Equities	1,867	1,372	900
Total	2,727	2,435	3,035	12%	(10)%

Investment Banking:
Global Finance – Debt	233	350	378
Global Finance – Equity	210	296	224
Advisory Services	388	425	256
Total	831	1,071	858	(22)%	(3)%

Investment Management:
Asset Management	533	468	368
Private Investment Management	299	334	272
Total	832	802	640	4%	30%

Total Net Revenues	$4,390	$4,308	$4,533	2%	(3)%

	Year Ended Nov 30,		% Change from
	2007	2006	Nov 30, 2006

Capital Markets:
Fixed Income	$5,977	$8,447
Equities	6,280	3,559
Total	12,257	12,006	2%

Investment Banking:
Global Finance – Debt	1,551	1,424
Global Finance – Equity	1,015	815
Advisory Services	1,337	921
Total	3,903	3,160	24%

Investment Management:
Asset Management	1,877	1,432
Private Investment Management	1,220	985
Total	3,097	2,417	28%

Total Net Revenues	$19,257	$17,583	10%

LEHMAN BROTHERS HOLDINGS INC.

RECONCILIATION OF AVERAGE STOCKHOLDERS’ EQUITY TO

AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY

(Preliminary and Unaudited)

(In millions)

	Quarter Ended
	Nov 30, 2007	Aug 31, 2007	May 31, 2007	Feb 28, 2007	Nov 30, 2006

Average stockholders’ equity	$22,114	$21,431	$20,567	$19,632	$18,794
Less: average preferred stock	(1,095)	(1,095)	(1,095)	(1,095)	(1,095)
Average common stockholders’ equity	21,019	20,336	19,472	18,537	17,699
Less: average identifiable intangible assets and goodwill	(4,118)	(3,880)	(3,592)	(3,447)	(3,363)
Average tangible common stockholders’ equity	$16,901	$16,456	$15,880	$15,090	$14,336

	Year Ended Nov 30,
	2007	2006

Average stockholders’ equity	$20,910	$17,971
Less: average preferred stock	(1,095)	(1,095)
Average common stockholders’ equity	19,815	16,876
Less: average identifiable intangible assets and goodwill	(3,756)	(3,312)
Average tangible common stockholders’ equity	$16,059	$13,564

LEHMAN BROTHERS HOLDINGS INC.

ASSETS UNDER MANAGEMENT

(Preliminary and Unaudited)

(In billions)

	At
	Nov 30,	Aug 31,	Nov 30,
Composition of Assets Under Management	2007	2007	2006

Equity	$107	$104	$95
Fixed Income	75	72	61
Money Markets	66	69	48
Alternative Investments	34	30	21
Assets Under Management	$282	$275	$225

			Quarter
	Year Ended		Ended
	Nov 30,	Nov 30,	Nov 30,
Assets Under Management Rollforward	2007	2006	2007

Opening balance	$225	$175	$275
Net additions	41	35	2
Net market appreciation	16	15	5
Total increase	57	50	7
Ending balance	$282	$225	$282

LEHMAN BROTHERS HOLDINGS INC.

LEVERAGE and NET LEVERAGE CALCULATIONS

(Preliminary and Unaudited)

(In millions)

	At
	Nov 30, 2007		Aug 31, 2007		May 31, 2007		Feb 28, 2007		Nov 30, 2006
Net assets:
Total assets	$691,000		$659,216		$605,861		$562,283		$503,545
Less:
Cash and securities segregated and on deposit for regulatory and other purposes	(13,000)		(10,579)		(7,154)		(6,293)		(6,091)
Collateralized lending agreements	(301,000)		(287,427)		(257,388)		(251,662)		(225,156)
Identifiable intangible assets and goodwill	(4,127)		(4,108)		(3,652)		(3,531)		(3,362)
Net assets	$372,873		$357,102		$337,667		$300,797		$268,936

Tangible equity capital:
Total stockholders’ equity	$22,494		$21,733		$21,129		$20,005		$19,191
Junior subordinated notes(a)	4,740		4,539		4,404		3,013		2,738
Less: Identifiable intangible assets and goodwill	(4,127)		(4,108)		(3,652)		(3,531)		(3,362)
Tangible equity capital(a)	$23,107		$22,164		$21,881		$19,487		$18,567

Leverage (total assets / total stockholders’ equity)	30.7	x	30.3	x	28.7	x	28.1	x	26.2	x

Net leverage (net assets / tangible equity capital)	16.1	x	16.1	x	15.4	x	15.4	x	14.5	x

(a)   Our definition for tangible equity capital limits the amount of junior subordinated notes and preferred stock included in the calculation to 25% of tangible equity capital. The amounts excluded were approximately $237 million, $375 million and $117 million in the fourth, third and second quarters of 2007, respectively. No amounts were excluded in the prior periods.